Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Contacts: Dave Prichard/Kevin Kim 608-278-6141/608-278-6148

Spectrum Brands Holdings Reports Fiscal 2019 Third Quarter

Results from Continuing Operations

•	Reported Sales Decline of 0.7% Including Negative Fx of 1.5%; Organic Sales Growth of 0.8%
•	Launched Global Productivity Improvement Plan Expected to Support Strategic Growth Investing; Phase I Captured Approximately $35 Million of Annualized Benefits
•	Affirms Full-Year Adjusted EBITDA Guidance of $560-$580 Million

Middleton, WI, August 7, 2019 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a leading global branded consumer products company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the third quarter of fiscal 2019 ended June 30, 2019.

“Net sales and adjusted EBITDA performance this quarter were consistent with our first half results, delivering on our plan to establish in 2019 a stable base from which Spectrum Brands can drive growth in future years. Our Q3 results reflected 0.8% organic sales growth, including nearly 16% organic growth in Global Pet Care. Other topline growth rates were negatively impacted by $20 million from the prior-year backlog benefit in Hardware & Home Improvement, a cool, wet May and June this year in Home & Garden, and prior-year listing losses in Home & Personal Care,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands Holdings.

“During the quarter, the Company invested approximately $20 million on the first phase of the Global Productivity Improvement Plan and executed on approximately $35 million of annualized sourcing savings, the majority of which will be realized in fiscal 2020. Additional opportunities have been identified across procurement, G&A, process standardization, supply chain and distribution and are expected to be realized over the next 24 to 36 months, with a substantial portion of these savings to be reinvested in research and development, marketing and enabling capabilities to drive growth and improve the efficiency of our platform,” said Mr. Maura.

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Fiscal 2019 Third Quarter Highlights from Continuing Operations

	Three Month Periods Ended
(in millions, except per share and %)	June 30, 2019	June 30, 2018	Variance
Net Sales	$1,022.2	$1,029.4	$(7.2)	(0.7%)
Gross Profit	361.0	362.7	(1.7)	(0.5%)
Operating Income	92.8	106.8	(14.0)	(13.1%)
Net Loss from continuing operations	(24.7)	398.9	(423.6)	(106.2%)
Diluted EPS from continuing operations	$(0.51)	$11.68	$(12.19)	(104.4%)
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$172.9	$177.7	$(4.8)	(2.7%)
Adjusted EPS from continuing operations	$1.35	$1.26	$0.09	7.1%

•

Net sales declined 0.7% driven by unfavorable foreign exchange of 150 basis points. Organic sales increased 0.8% excluding the impacts of foreign exchange with strong Global Pet Care sales partially offset by lower revenues from Hardware & Home Improvement, Home & Personal Care and Home & Garden.

•	Gross profit margin increased 10 basis points as positive pricing and productivity were partially offset by input cost inflation, tariffs and unfavorable product mix.
•

Operating income decreased as a result of higher distribution costs, the absence of depreciation and amortization charges in the prior year from Home & Personal Care, and higher restructuring charges. Operating margin decreased 130 basis points.

•

Net loss and diluted loss per share were driven by the unrealized loss on Energizer common stock, the absence of a large prior-year income tax benefit and higher tax expense this year related to recently issued regulations under the 2017 Tax Cuts and Jobs Act, partially offset by lower interest expense.

•	Higher adjusted diluted EPS was attributable to lower interest expense and shares outstanding.
•

Adjusted EBITDA of $172.9 million declined 2.7%. Growth in Global Pet Care and lower net corporate expenses were offset by decreases in Hardware & Home Improvement, Home & Personal Care and Home & Garden.

•	Adjusted EBITDA margin fell 40 basis points driven primarily by tariffs, higher input cost inflation and distribution costs, partly offset by pricing and productivity.

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Fiscal 2019 Third Quarter Segment Level Data

Hardware & Home Improvement (HHI)

	Three Month Periods Ended
(in millions, except %)	June 30, 2019	June 30, 2018	Variance
Net Sales	$354.6	$372.4	$(17.8)		(4.8%)
Operating Income	57.6	51.1	6.5		12.7%
Operating Income Margin	16.2%	13.7%	250	bps
Adjusted EBITDA	$67.7	$73.9	$(6.2)		(8.4%)
Adjusted EBITDA Margin	19.1%	19.8%	(70)	bps

Lower U.S. residential security and builders’ hardware net sales were negatively impacted by $20 million of higher Kansas backlog shipments in the prior year, while plumbing grew modestly. Excluding the Kansas impact last year, organic sales growth would have been approximately 1.1%. Excluding unfavorable foreign exchange impacts of $1.8 million, organic net sales decreased 4.3%.

Improved operating income and margin were driven largely by reduced restructuring costs. Lower adjusted EBITDA and margin were primarily a result of higher input costs, partially offset by positive pricing.

Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	June 30, 2019	June 30, 2018	Variance
Net Sales	$243.4	$254.4	$(11.0)		(4.3%)
Operating (Loss) Income	5.7	21.3	(15.6)		(73.2%)
Operating (Loss) Income Margin	2.3%	8.4%	(610)	bps
Adjusted EBITDA	$18.2	$21.4	$(3.2)		(15.0%)
Adjusted EBITDA Margin	7.5%	8.4%	(90)	bps

Net sales for small appliances decreased primarily from prior-year lost distribution in the U.S. mass channel in coffeemakers and toaster ovens while personal care sales in the U.S. fell predominantly as a result of prior-year hair care distribution losses in the mass channel. These were partially offset by growth in Europe, primarily in e-commerce and U.K. food/drug channels, as well as growth in Latin America. Excluding unfavorable foreign exchange impacts of $10.3 million, organic net sales were essentially flat.

Lower operating income was partly attributable to the absence of depreciation and amortization charges in the prior year due to the segment being classified as held for sale. In addition, the decline in operating income and operating income margin, as well as adjusted EBITDA and adjusted EBITDA margin, were impacted by higher transaction foreign exchange and input costs, partially offset by productivity.

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Global Pet Care (PET)

	Three Month Periods Ended
(in millions, except %)	June 30, 2019	June 30, 2018	Variance
Net Sales	$221.7	$194.7	$27.0		13.9%
Operating Income	26.5	15.0	11.5		76.7%
Operating Income Margin	12.0%	7.7%	430	bps
Adjusted EBITDA	$39.0	$34.9	$4.1		11.7%
Adjusted EBITDA Margin	17.6%	17.9%	(30)	bps

Significantly higher net sales were attributable to continued strong growth in U.S. companion animal, predominantly dog chews and treats, along with modest growth in U.S. aquatics. Net sales in Europe also grew, driven by favorable year-ago comparisons from distribution center fulfillment constraints. Excluding unfavorable foreign exchange impacts of $3.5 million, organic net sales grew 15.7%.

Improved operating income and margin were driven by the absence of rawhide recall-related costs compared to last year and lower restructuring expense this year. Higher adjusted EBITDA and operating income reflected increased volumes in companion animal and positive pricing, partially offset by higher manufacturing and distribution costs.

Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	June 30, 2019	June 30, 2018	Variance
Net Sales	$202.5	$207.9	$(5.4)		(2.6%)
Operating Income	48.0	52.2	(4.2)		(8.0%)
Operating Income Margin	23.7%	25.1%	(140)	bps
Adjusted EBITDA	$53.3	$57.0	$(3.7)		(6.5%)
Adjusted EBITDA Margin	26.3%	27.4%	(110)	bps

Decreased net sales were driven by unfavorable weather conditions during most of the quarter, with reduced sales in household insect and outdoor controls being partially offset by growth in repellents due to strong early season home center orders.

Lower operating income, adjusted EBITDA and margins were driven by increases in input costs and higher marketing and advertising investments, partially offset by productivity and pricing actions.

Liquidity and Debt

Spectrum Brands completed the third quarter of fiscal 2019 with a strong liquidity position, including a cash balance of approximately $161 million and approximately $724 million available on its $800 million Cash Flow Revolver.

As of the end of the third quarter of fiscal 2019, the Company had approximately $2,321 million of debt outstanding, consisting of approximately $54 million drawn on its Cash Flow Revolver, $2,018 million of senior unsecured notes, and approximately $249 million of capital leases and other obligations.

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Fiscal 2019 Outlook for Continuing Operations

Spectrum Brands now expects reported net sales to be comparable with the prior year, with foreign exchange expected to have a negative impact of approximately 150 basis points based upon current rates.

The Company also affirms its adjusted EBITDA guidance range of $560-$580 million, and capital expenditures are now expected to be between $60-$65 million.

Conference Call/Webcast Scheduled for 10:00 A.M. Eastern Time Today

Spectrum Brands will host an earnings conference call and webcast at 10:00 a.m. Eastern Time today, August 7.  To access the live conference call, U.S. participants may call 877-556-5260 and international participants may call 973-532-4903.  The conference ID number is 1374058.  A live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com.

A replay of the live webcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.  A telephone replay of the conference call will be available through August 21. To access this replay, participants may call 855-859-2056 and use the same conference ID number.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, a member of the Russell 1000 Index, is a global and diversified consumer products company and a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, Black + Decker®, George Foreman®, Russell Hobbs®, Tetra®, Marineland®, GloFish®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Healthy-Hide®, Digest-eeze™, DreamBone®, SmartBones®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®. For more information, visit www.spectrumbrands.com.

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Non-GAAP Measurements

Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods.  Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions.  In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin.   Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants.  Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company.  The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations.  Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.  An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.  Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Forward-Looking Statements

This document contains, and certain oral and written statements made by our representatives from time to time may contain, forward-looking statements, including, without limitation, statements made under “Fiscal 2019 Outlook for Continuing Operations”, statements regarding our Global Productivity Improvement Plan and other statements regarding the Company’s ability to meet its expectations for its fiscal 2019 and 2020. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “belief,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the impact of

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actions taken by significant stockholders; (5) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (6) interest rate and exchange rate fluctuations; (7) the loss of significant reduction in, or dependence upon, sales to any significant retail customer(s); (8) competitive promotional activity or spending by competitors, or price reductions by competitors; (9) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (10) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, tariff, monetary or fiscal policies in the countries where we do business; (11) changes in consumer spending preferences and demand for our products; (12) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (13) our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and productivity improvements, and fully realize anticipated cost savings; (14) the seasonal nature of sales of certain of our products; (15) the effects of climate change and unusual weather activity; (16) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (17) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (18) the impact of pending or threatened litigation; (19) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (20) changes in accounting policies applicable to our business; (21) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (22) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (23) our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipated; (24) the unanticipated loss of key members of senior management; (25) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; and (26) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc., including the most recently filed Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q.

Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.    Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

# # #

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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Nine Month Periods Ended
(in millions, except per share amounts)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net sales	$1,022.2	$1,029.4	$2,809.2	$2,834.3
Cost of goods sold	660.7	665.2	1,835.3	1,843.4
Restructuring and related charges	0.5	1.5	1.5	3.5
Gross profit	361.0	362.7	972.4	987.4
Selling	152.1	147.1	459.1	453.3
General and administrative	80.6	76.1	263.6	238.4
Research and development	10.5	10.8	32.7	33.8
Acquisition and integration related charges	4.8	5.5	16.4	20.4
Restructuring and related charges	20.2	16.4	40.7	51.9
Total operating expenses	268.2	255.9	812.5	797.8
Operating income	92.8	106.8	159.9	189.6
Interest expense	33.9	63.3	185.1	206.4
Other non-operating expense (income), net	39.4	(1.2)	64.2	(2.0)
Income (loss) from continuing operations before income taxes	19.5	44.7	(89.4)	(14.8)
Income tax expense (benefit)	44.2	(354.2)	18.2	(476.4)
Net (loss) income from continuing operations	(24.7)	398.9	(107.6)	461.6
(Loss) Income from discontinued operations, net of tax	(1.2)	33.8	699.1	526.5
Net income (loss)	(25.9)	432.7	591.5	988.1
Net income attributable to non-controlling interest	—	27.1	1.2	104.1
Net income (loss) attributable to controlling interest	$(25.9)	$405.6	$590.3	$884.0
Amounts attributable to controlling interest
Net (loss) income from continuing operations attributable to controlling interest	$(24.7)	$382.9	$(108.8)	$390.3
Net (loss) income from discontinued operations attributable to controlling interest	(1.2)	22.7	699.1	493.7
Net (loss) income attributable to controlling interest	$(25.9)	$405.6	$590.3	$884.0
Earnings Per Share
Basic earnings per share from continuing operations	$(0.51)	$11.69	$(2.12)	$12.00
Basic earnings per share from discontinued operations	(0.02)	0.70	13.62	15.17
Basic earnings per share	$(0.53)	$12.39	$11.50	$27.17
Diluted earnings per share from continuing operations	$(0.51)	$11.68	$(2.12)	$11.94
Diluted earnings per share from discontinued operations	(0.02)	0.69	13.62	15.10
Diluted earnings per share	$(0.53)	$12.37	$11.50	$27.04
Weighted Average Shares Outstanding
Basic	48.8	32.7	51.3	32.5
Diluted	48.8	32.8	51.3	32.7

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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Nine Month Periods Ended
(in millions)	June 30, 2019	June 30, 2018
Cash flows from operating activities
Net cash used by operating activities from continuing operations	$(186.1)	$(175.2)
Net cash (used) provided by operating activities from discontinued operations	(250.4)	118.8
Net cash used by operating activities	(436.5)	(56.4)
Cash flows from investing activities
Purchases of property, plant and equipment	(40.3)	(56.6)
Proceeds from sales of property, plant and equipment	0.1	2.8
Proceeds from sale of discontinued operations, net of cash	2,854.4	1,546.8
Other investing activities, net	(0.2)	(0.5)
Net cash provided by investing activities from continuing operations	2,814.0	1,492.5
Net cash used by investing activities from discontinued operations	(5.4)	(194.3)
Net cash provided by investing activities	2,808.6	1,298.2
Cash flows from financing activities
Proceeds from issuance of debt	54.0	556.8
Payment of debt , including premium on extinguishment	(2,475.1)	(1,010.6)
Payment of debt issuance costs	(0.1)	(0.4)
Treasury stock purchases	(268.5)	—
Purchases of subsidiary stock, net	—	(288.0)
Dividends paid to shareholders	(65.1)	—
Dividends paid by subsidiary to non-controlling interest	—	(28.4)
Share based award tax withholding payments, net of proceeds upon vesting	(3.3)	(24.3)
Other financing activities, net	(8.9)	20.7
Net cash used by financing activities from continuing operations	(2,767.0)	(774.2)
Net cash (used) provided by financing activities from discontinued operations	(2.2)	117.7
Net cash used by financing activities	(2,769.2)	(656.5)
Effect of exchange rate changes on cash and cash equivalents	(2.9)	(3.1)
Net change in cash, cash equivalents and restricted cash	(400.0)	582.2
Net change in cash, cash equivalents and restricted cash in discontinued operations	—	37.7
Net change in cash, cash equivalents and restricted cash in continuing operations	(400.0)	544.5
Cash, cash equivalents and restricted cash, beginning of period	561.4	254.8
Cash, cash equivalents and restricted cash, end of period	$161.4	$799.3

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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	June 30, 2019	Sept. 30, 2018
Assets
Cash and cash equivalents	$161.4	$552.5
Trade receivables, net	568.5	317.1
Other receivables	62.9	51.7
Inventories	718.6	583.6
Prepaid expenses and other current assets	60.4	63.2
Current assets of business held for sale	—	2,402.6
Total current assets	1,571.8	3,970.7
Property, plant and equipment, net	464.9	500.0
Deferred charges and other	28.5	231.8
Investments	204.7	—
Goodwill	1,451.0	1,454.7
Intangible assets, net	1,567.5	1,641.8
Total assets	$5,288.4	$7,799.0
Liabilities and Shareholders' Equity
Current portion of long-term debt	$13.8	$26.9
Accounts payable	452.7	584.7
Accrued wages and salaries	65.4	55.1
Accrued interest	34.7	65.0
Other current liabilities	452.1	159.4
Current liabilities of business held for sale	—	537.6
Total current liabilities	1,018.7	1,428.7
Long-term debt, net of current portion	2,275.2	4,624.3
Deferred income taxes	35.0	35.0
Other long-term liabilities	75.5	121.4
Total liabilities	3,404.4	6,209.4
Shareholders' equity	1,874.6	1,581.3
Noncontrolling interest	9.4	8.3
Total equity	1,884.0	1,589.6
Total liabilities and equity	$5,288.4	$7,799.0

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS

We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:

•

Proforma adjustment associated with the per share impact from the Spectrum Merger, including the change in weighted average shares from incremental shares issued to execute the share exchange with Spectrum’s non-controlling interest,  plus the inclusion of income attributable to non-controlling interest in Spectrum recognized by HRG Group, Inc. (“HRG”) prior to the consolidation of the shareholder groups and recognition of Spectrum as a wholly-owned business after completion of the Spectrum Merger for the three and nine month periods ended June 30, 2018.

•

Transaction related charges consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; (2) post-divestiture separation costs consisting of incremental costs incurred by the continuing operations of the Company after completion of the GBL and GAC divestitures to facilitate separation of shared operations, development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of TSAs and reverse TSAs with Energizer; (3) divestiture related transaction costs that are recognized in continuing operations due to the change in plan to cease marketing and selling of the HPC business.

•	Restructuring and related costs, which consist of project costs associated with restructuring initiatives across segments;
•	Unrealized gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC to Energizer;
•

Foreign currency gains and losses attributable to multicurrency loans that were entered with foreign subsidiaries in exchange for the receipt of divestiture proceeds by the parent company through the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures.  The Company has also entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans.

•	Purchase accounting inventory adjustments recognized in earnings subsequent to an acquisition (when applicable);
•	Non-cash asset impairments or write-offs of intangible assets, goodwill, or property plant and equipment realized (when applicable);
•	Incremental costs associated with a safety recall in PET;
•	Incremental costs directly associated with the Spectrum Merger during the three and nine month periods ended June 30, 2018;
•

Non-recurring HRG net operating costs during the three and nine month periods ended June 30, 2018, considered to be redundant or duplicative as a result of the Spectrum Merger and not considered a component of the continuing commercial products company post-merger, including compensation and benefits, directors fees, professional fees, insurance, public company costs, amongst others, and including interest and other non-recurring income that will ultimately be eliminated following the transaction;

•	Interest costs associated with HRG-originated debt during the three and nine month periods ended June 30, 2018;
•

Depreciation and amortization on long-lived assets from HPC that was deferred during the three and nine month periods ended June 30, 2018 while considered held for sale (effective December 27, 2017) and subsequently reclassified as held for use during the three month period ended December 30, 2018, resulting in the recognition of a cumulative true-up of amounts previously deferred; and

•

Other adjustments primarily consisting of costs attributable to (1) operating margin on H&G sales to GAC discontinued operations for the three and nine month periods ended June 30, 2019 and 2018, respectively; (2) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and nine month periods ended June 30, 2019; (3) certain fines and penalties for delayed shipments following the completion of a PET distribution center consolidation in EMEA during the nine month period ended June 30, 2019; (4) legal and litigation costs associated with Salus during the three and nine month periods ended June 30, 2019 as they are not considered a component of the continuing commercial products company, but continue to be consolidated by the Company after completion of the Spectrum Merger until the Salus operations can be wholly dissolved and/or deconsolidated; and (5) incremental costs for separation of a key executive during the three and nine month periods ended June 30, 2018.

Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% and 24.5% for the three and nine month periods ended June 30, 2019 and June 30, 2018, respectively, net of adjustments made to diluted EPS, based upon enacted corporate tax rate in the United States.  The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three and nine month periods ended June 30, 2019 and 2018.

	Three Month Periods Ended		Nine Month Periods Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Diluted EPS from continuing operations, as reported	$(0.51)	$11.68	$(2.12)	$11.94
Adjustments:
Spectrum Merger share exchange proforma adjustment	—	(4.27)	—	(3.58)
Transaction related charges	0.10	0.10	0.32	0.37
Restructuring and related charges	0.42	0.33	0.82	1.01
Debt refinancing costs	—	—	0.99	—
Unrealized loss on Energizer investment	0.68	—	0.75	—
Foreign currency loss on multicurrency divestiture loans	0.16	—	0.58	—
Purchase accounting inventory adjustment	—	—	—	0.01
Pet safety recall	—	0.10	0.01	0.29
Spectrum Merger related transaction costs	—	0.06	—	0.40
Non-recurring HRG net operating costs	—	0.03	—	0.24
Interest cost on HRG debt	—	0.37	—	1.50
Depreciation & amortization on HPC long-lived assets	—	(0.20)	0.56	(0.40)
Other	0.04	0.06	0.09	0.08
Income tax adjustment	0.46	(7.00)	(0.24)	(9.44)
Total adjustments	1.86	(10.42)	3.88	(9.52)
Diluted EPS from continuing operations, as adjusted	$1.35	$1.26	$1.76	$2.42

Page 11 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS (continued)

The weighted average shares and adjusted earnings per share data are adjusted for the three and nine month periods ended June 30, 2018,  to reflect the reverse stock split and share exchange because of the HRG Merger, which closed on July 13, 2018.  For the three month period ended December 31, 2017, the weighted average shares was adjusted using (i) the 20-trading-day volume-weighted average price per share of Spectrum common stock ending on July  12, 2018, (ii) the number of shares of Spectrum common stock outstanding, the number of shares of Spectrum common stock held by HRG and its subsidiaries and the number of shares of Spectrum common stock outstanding as of July 12, 2018, (iii) $328.2 million of HRG net indebtedness and transaction expense at closing, and (iv) a $200.0 million upward adjustment contemplated by the Merger Agreement, each HRG stockholder received approximately 0.1613 of a share of the post-Merger combined company stock for each share of pre-Merger common stock.    The following is a recalculation of the weighted average shares adjusted for the impact of the reverse stock split and share exchange for the three and nine month periods ended June 30, 2018.

	Three Month Period	Nine Month Period
(in millions, except per share amounts)	Ended June 30, 2018	Ended June 30, 2018
Spectrum weighted average shares	55.4	56.7
Spectrum weighted average shares owned by HRG	34.3	34.3
Spectrum weighted average shares owned by third parties (A)	21.1	22.4
HRG weighted average shares	203.3	202.7
HRG share conversion at 1 to 0.1613 (B)	32.8	32.7
Total weighted average shares (A + B)	53.8	55.1

The following summarizes transaction related charges for the three and nine month periods ended June 30, 2019 and 2018:

	Three Month Periods Ended		Nine Month Periods Ended
(in millions)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
HHI Integration	$—	$0.9	$0.9	$5.5
PetMatrix Integration	—	0.8	—	4.5
HPC divestiture related charges	0.6	2.4	6.1	7.8
GBL post divestiture separation costs	3.3	—	5.8	—
GAC post divestiture separation costs	—	—	0.4	—
Other integration related charges	0.9	1.4	3.2	2.6
Total	$4.8	$5.5	$16.4	$20.4

The following summarizes restructuring and related charges for the three and nine month periods ended June 30, 2019 and 2018:

	Three Month Periods Ended		Nine Month Periods Ended
(in millions)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Global productivity improvement plan	$19.6	$—	$38.1	$—
HHI distribution center consolidation	—	11.6	2.3	40.4
PET rightsizing initiative	—	3.1	—	7.1
Other restructuring activities	1.1	3.2	1.8	7.9
Total restructuring and related charges	$20.7	$17.9	$42.2	$55.4

Page 12 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

NET SALES AND ORGANIC NET SALES

The following is a summary of net sales by segment for the three and nine month periods ended June 30, 2019 and 2018, respectively:

	Three Month Periods Ended				Nine Month Periods Ended
(in millions, except %)	June 30, 2019	June 30, 2018	Variance		June 30, 2019	June 30, 2018	Variance
HHI	$354.6	$372.4	(17.8)	(4.8%)	$990.7	$1,016.8	(26.1)	(2.6%)
HPC	243.4	254.4	(11.0)	(4.3%)	782.3	827.5	(45.2)	(5.5%)
PET	221.7	194.7	27.0	13.9%	641.3	608.3	33.0	5.4%
H&G	202.5	207.9	(5.4)	(2.6%)	394.9	381.7	13.2	3.5%
Net Sales	$1,022.2	$1,029.4	(7.2)	(0.7%)	$2,809.2	$2,834.3	(25.1)	(0.9%)

We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and nine month periods ended June 30, 2019 compared to reported net sales for the three and nine month periods ended June 30, 2018, respectively:

	June 30, 2019
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales June 30, 2018	Variance
HHI	$354.6	$1.8	$356.4	$372.4	$(16.0)	(4.3%)
HPC	243.4	10.3	253.7	254.4	(0.7)	(0.3%)
PET	221.7	3.5	225.2	194.7	30.5	15.7%
H&G	202.5	—	202.5	207.9	(5.4)	(2.6%)
Net Sales	$1,022.2	$15.6	$1,037.8	$1,029.4	8.4	0.8%

	June 30, 2019
Nine Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales June 30, 2018	Variance
HHI	$990.7	$5.7	$996.4	$1,016.8	$(20.4)	(2.0%)
HPC	782.3	32.3	814.6	827.5	(12.9)	(1.6%)
PET	641.3	10.6	651.9	608.3	43.6	7.2%
H&G	394.9	—	394.9	381.7	13.2	3.5%
Total	$2,809.2	$48.6	$2,857.8	$2,834.3	23.5	0.8%

Page 13 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:

•

Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity based compensation based upon achievement of long-term performance metrics; and generally consist of non-cash, stock-based compensation. During the year ending September 30, 2019, the Company issued certain incentive bridge awards due to changes in the Company’s long-term compensation plans that allow for cash based payment upon employee election which have been included in the adjustment but would not qualify for shared-based compensation expense;

•

Transaction related charges consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; (2) post-divestiture separation costs consisting of incremental costs incurred by the continuing operations of the Company after completion of the GBL and GAC divestitures to facilitate separation of shared operations, development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of TSAs and reverse TSAs with Energizer; (3) divestiture related transaction costs that are recognized in continuing operations due to the change in plan to cease marketing and selling of the HPC business.

•	Restructuring and related charges, which consist of project costs associated with restructuring initiatives across the segments;
•	Unrealized gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC to Energizer;
•

Foreign currency gains and losses attributable to multicurrency loans that were entered with foreign subsidiaries in exchange for the receipt of divestiture proceeds by the parent company through the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures.  The Company has also entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans;

•	Incremental costs associated with a safety recall in PET;
•	Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•	Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•	Incremental costs directly associated with the Spectrum Merger during the three and nine month periods ended June 30, 2018;
•

Non-recurring HRG net operating costs during the three and nine month periods ended June 30, 2018, considered to be redundant or duplicative as a result of the Spectrum Merger and not considered a component of the continuing commercial products company post-merger, including compensation and benefits, directors fees, professional fees, insurance, public company costs, amongst others, and including interest and other non-recurring income that will ultimately be eliminated following the transaction; and

•

Other adjustments primarily consisting of costs attributable to (1) operating margin on H&G sales to GAC discontinued operations for the three and nine month periods ended June 30, 2019 and 2018 respectively; (2) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and nine month periods ended June 30, 2019; (3) certain fines and penalties for delayed shipments following the completion of a PET distribution center consolidation in EMEA during the nine month period ended June 30, 2019; (4) legal and litigation costs associated with Salus during the three and nine month periods ended June 30, 2019 as they are not considered a component of the continuing commercial products company, but continue to be consolidated by the Company after completion of the Spectrum Merger until the Salus operations can be wholly dissolved and/or deconsolidated; and (5) incremental costs for separation of a key executive during the three and nine month periods ended June 30, 2018.

Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective period.

Page 14 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)

The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the three month periods ended June 30, 2019 and 2018, including the calculation of adjusted EBITDA margin for each of the respective periods.

Three Month Period Ended June 30, 2019 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$58.2	$5.7	$25.9	$48.0	$(162.5)	$(24.7)
Income tax benefit	—	—	—	—	44.2	44.2
Interest expense	—	—	—	—	33.9	33.9
Depreciation and amortization	8.4	8.5	10.8	4.8	3.4	35.9
EBITDA	66.6	14.2	36.7	52.8	(81.0)	89.3
Share and incentive based compensation	—	—	—	—	15.6	15.6
Transaction related charges	—	0.7	0.7	—	3.4	4.8
Restructuring and related charges	1.1	3.2	1.4	0.4	14.6	20.7
Unrealized loss on Energizer investment	—	—	—	—	33.2	33.2
Foreign currency loss on multicurrency divestiture loans	—	—	—	—	7.7	7.7
Other	—	0.1	0.2	0.1	1.2	1.6
Adjusted EBITDA	$67.7	$18.2	$39.0	$53.3	$(5.3)	$172.9
Net Sales	$354.6	$243.4	$221.7	$202.5	$—	$1,022.2
Adjusted EBITDA Margin	19.1%	7.5%	17.6%	26.3%	—	16.9%

Three Month Period Ended June 30, 2018 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$52.1	$18.8	$14.4	$52.1	$261.5	$398.9
Income tax benefit	—	—	—	—	(354.2)	(354.2)
Interest expense	—	—	—	—	63.3	63.3
Depreciation and amortization	8.9	—	10.6	4.7	3.7	27.9
EBITDA	61.0	18.8	25.0	56.8	(25.7)	135.9
Share based compensation	—	—	—	—	5.7	5.7
Transaction related charges	0.9	2.4	1.1	—	1.1	5.5
Restructuring and related charges	12.0	0.2	3.7	0.1	1.9	17.9
Pet safety recall	—	—	5.1	—	—	5.1
Spectrum merger related transaction charges	—	—	—	—	3.1	3.1
Non-recurring HRG operating costs and interest income	—	—	—	—	1.1	1.1
Other	—	—	—	0.1	3.3	3.4
Adjusted EBITDA	$73.9	$21.4	$34.9	$57.0	$(9.5)	$177.7
Net Sales	$372.4	$254.4	$194.7	$207.9	$—	$1,029.4
Adjusted EBITDA Margin	19.8%	8.4%	17.9%	27.4%	—	17.3%

Page 15 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)

The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the nine month periods ended June 30, 2019 and 2018, including the calculation of adjusted EBITDA margin for each of the respective periods.

Nine Month Period Ended June 30, 2019 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$145.4	$(9.0)	$57.3	$70.8	$(372.1)	$(107.6)
Income tax benefit	—	—	—	—	18.2	18.2
Interest expense	—	—	—	—	185.1	185.1
Depreciation and amortization	25.3	55.7	32.0	14.4	11.0	138.4
EBITDA	170.7	46.7	89.3	85.2	(157.8)	234.1
Share and incentive based compensation	—	—	—	—	38.7	38.7
Transaction related charges	0.9	6.3	1.6	—	7.6	16.4
Restructuring and related charges	4.3	4.7	6.4	1.4	25.4	42.2
Pet safety recall	—	—	0.7	—	—	0.7
Unrealized loss on Energizer investment	—	—	—	—	38.2	38.2
Foreign currency loss on multicurrency divestiture loans	—	—	—	—	29.5	29.5
Other	—	—	2.9	(0.7)	1.7	3.9
Adjusted EBITDA	$175.9	$57.7	$100.9	$85.9	$(16.7)	$403.7
Net Sales	$990.7	$782.3	$641.3	$394.9	$—	$2,809.2
Adjusted EBITDA Margin	17.8%	7.4%	15.7%	21.8%	—	14.4%

Nine Month Period Ended June 30, 2018 (in millions, except %)	HHI	HPC	PET	H&G	Corporate	Consolidated
Net income from continuing operations	$101.8	$65.9	$42.5	$73.5	$177.9	$461.6
Income tax benefit	—	—	—	—	(476.4)	(476.4)
Interest expense	—	—	—	—	206.4	206.4
Depreciation and amortization	31.4	8.8	31.7	14.0	10.7	96.6
EBITDA	133.2	74.7	74.2	87.5	(81.4)	288.2
Share based compensation	—	—	—	—	7.0	7.0
Transaction related charges	5.5	8.1	5.2	—	1.6	20.4
Restructuring and related charges	40.8	0.5	8.1	0.3	5.7	55.4
Inventory acquisition step-up	—	—	0.8	—	—	0.8
Pet safety recall	—	—	16.3	—	—	16.3
Spectrum merger related transaction charges	—	—	—	—	22.0	22.0
Non-recurring HRG operating costs and interest income	—	—	—	—	13.0	13.0
Other	—	—	—	(0.1)	3.3	3.2
Adjusted EBITDA	$179.5	$83.3	$104.6	$87.7	$(28.8)	$426.3
Net Sales	$1,016.8	$827.5	$608.3	$381.7	$—	$2,834.3
Adjusted EBITDA Margin	17.7%	10.1%	17.2%	23.0%	—	15.0%

Page 16 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)

The following is a reconciliation of forecasted net income to adjusted EBITDA for the fiscal year ending September 30, 2019.

(in millions)	F2019
Net income	$(104) - (70)
Income tax expense	16-37
Interest expense	215-225
Depreciation and amortization	170-180
EBITDA	317-352
Share and incentive based compensation	57
Transaction related charges	18-22
Restructuring and related charges	80-90
Pet safety recall	1
Unrealized loss on Energizer investment	38
Foreign currency loss on multicurrency divestiture loans	30
Other	4-5
Adjusted EBITDA	$560-580

Page 17 / 17